EXHIBIT 16.1

July 21, 2006

U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On July 21, 2006, this Firm received a draft copy of a Form 8-K to be filed by SimplaGene USA, Inc. (SEC File #333-100110, CIK #1192323) (Company) reporting an
Item 4.01 - Changes in Registrant's Certifying Accountant.

We have no  disagreements  with the statements  made in the draft Form 8-K, Item
4.01 disclosures which we read.

Yours truly,


/s/ S. W. Hatfield, CPA
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S. W. Hatfield, CPA
Dallas, Texas